CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                                                                   EXHIBIT 10.13

                         COOPERATIVE DEVELOPMENT AGREEMENT


            This Agreement is entered into as of December 5, 1996 (the "Effective Date"), by and between GlobeSpan Technologies Inc., a Delaware corporation, with offices at 200 Laurel Ave, Middletown, NJ 07748 (GTI), and Westell Technologies, Inc. a Delaware corporation with offices at 101 Kendall Point Drive, Oswego, Illinois 60543 (Company).

            GTI has developed certain carrierless amplitude/phase modulation ("CAP") transceiver technology hereafter referred to as GlobespanTM TRANSCEIVER TECHNOLOGY. Company wishes to develop, manufacture and sell a GlobeSpan DSL (Digital Subscriber Line) product which incorporates the GlobeSpan TRANSCEIVER TECHNOLOGY (hereinafter "PRODUCT"), and GTI is willing to grant to Company certain rights regarding such GlobeSpan TRANSCEIVER TECHNOLOGY.

            In consideration of the mutual promises contained herein, GTI and Company agree as follows:

  1. Grant of Technology Rights: GTI grants to Company a personal, worldwide and non-exclusive right to use the TECHNICAL INFORMATION solely for the development of, manufacture of, sale and support of, and use of the PRODUCT which is designed by Company.

  1.1   Patent Licenses and Immunities Granted to Company:

        (a) GTI grants to Company on a world-wide basis, a non-transferable license under all Patents issued and patent applications now or hereafter issued to GTI (collectively the Patents) which are necessary for the use of the TECHNICAL INFORMATION to develop, manufacture, use, sell and support PRODUCT. GTI further grants immunity for the term of this Agreement, under Lucent Technologies Inc., CAP Patents listed in Exhibit B only to the extent such patents are essential patents to the GlobeSpan TRANSCEIVER TECHNOLOGY and are used specifically in conjunction with the licensed technology for board and system level PRODUCTs and only to the extent that if a component is specified in the GlobeSpan TRANSCEIVER TECHNOLOGY, the component is purchased from GTI or a vendor approved by GTI. Further, GTI warrants to Company that GTI has the legal right to license all the patents identified as a part of this Agreement for the purpose of licensing such technology to Company.

        (b) All such licenses granted herein under any Patents shall continue only for so long as Company's rights under this Agreement remain in effect. Nothing herein shall be construed as affecting sales or use of PRODUCTs manufactured by Company pursuant to this Agreement. (See 17 for Indemnification)

        (c) The licenses granted under Patents are for the convenience of Company and are effective only for the PRODUCT. Accordingly, GTI is willing to forego any patent royalty for the use of Patents under these conditions and no separate royalty shall be payable to GTI with respect to use of the Patents.

  1.2 Subcontracting: The rights to manufacture PRODUCT granted to the Company pursuant to Sections 1 and 1.1 can be exercised by nominated subcontractors of Company, as long as such subcontractors are not a direct competitor of GTI in any SIMILAR TECHNOLOGIES, solely for the manufacture of, development of, sale and support of, and use of the Product by Company, provided such subcontractors agree in writing to be bound by the commitments under Sections 4, 9, 11, 16 and 18 of this Agreement, and further provided that the laws of the jurisdiction wherein such subcontractor is located are comparable to the laws of the United States with respect to the protection of intellectual property. Company shall provide notification of the intent to use such subcontractor, and GTI will have 10 days to respond with any objections.

  1.3   Procurement of GTI Approved Component Parts:

        (a) GTI grants to Company a personal and non-exclusive right, as an attribute of the right granted in Section 1 and 1.1, to disclose to any supplier or prospective supplier those portions of the TECHNICAL INFORMATION which are necessary for the procurement by Company, of component parts and other materials required to manufacture the PRODUCT. Company must inform GTI in writing if procurement of the Phase 3 GlobeSpan VLSI chips (, Starlet, Star, Slade, and 2 Wire Framer) is authorized by Company to a Company business entity that operates under a different name than Company, or to a subcontractor business entity that operates under a different name than the subcontractor nominated in Section 1.2.

        (b) Company agrees that it will not make any part of the TECHNICAL INFORMATION available to any supplier or prospective supplier of components identified by GTI in the Bill of Materials as containing Confidential Material except on the agreement in writing of such supplier or prospective supplier that it accepts as its own Company's commitments under Sections 4, 9, 11, 16 and 18 of this Agreement, that supplier will use all TECHNICAL INFORMATION received from Company only for the purpose of supplying to Company items of the type to be procured by Company for manufacture of PRODUCT, and that it will promptly return or destroy each and every part of such TECHNICAL INFORMATION as directed by Company.

        (c) Under the terms of this agreement GTI will supply to Company the Phase 3 GlobeSpan Starlet, Star, Slide, and 2 Wire Framer VLSI chips. GTI reserves the right to similarly furnish the 4 Wire HDSL Framer VLSI chip to Company at a future date. Use of GTI supplied framers are optional.

  1.4   GTI's Duties:

        (a) Delivering the TECHNICAL INFORMATION to support Company in the mechanical and electrical design, build and test process related to the GlobeSpan transceiver;

        (b) Technical Support per Section 3; and

        (c) Provide continuous performance improvements using the defined chip sets listed in 1.3(c) and transceiver platforms per 18.1.

  1.5   Company's Duties:

        (a) Development, manufacture, marketing, sales and support of the PRODUCT.

        (b) Directly source the approved transceiver component parts specified in the DESIGN GUIDE for use in PRODUCTs manufactured by or for Company.

        (c) Company will provide GTI a five (5) quarter rolling global forecast for GlobeSpan VLSI chip sets by DSL application (ADSL, RADSL, SDSL,
            HDSL) and optional framers to be ordered by Company. The forecast shall be delivered to GTI in a form reasonably acceptable to GTI within thirty (30) days following the end of each quarter. This forecast shall be used by GTI at its discretion for business planning purposes and is not a binding commitment on the behalf of Company.

        (d) Commensurate with GTI's own activities, Company agrees to support GlobeSpan TRANSCEIVER TECHNOLOGY which Company uses or intends to use in its Products in standards bodies (with written and oral contributions to such bodies as ANSI or ETSI), public forums and industry publications on a fair and equitable basis to Company's representation and support for SIMILAR TECHNOLOGY used in Company's DSL products.

  1.6 Company Licensing of Company DSL PRODUCT Technology and Design: Subject to the conditions in this Section 1.6, nothing shall preclude Company from licensing Company's DSL PRODUCT technology or PRODUCT designs incorporating the GlobeSpan TRANSCEIVER TECHNOLOGY to Westell's customers (hereafter called Westell Customer) for the purpose of design, manufacture, and/or distribution of DSL PRODUCT by the Westell Customer.

        (a) Each Westell Customer must obtain such GlobeSpan TRANSCEIVER TECHNOLOGY under a GlobeSpan DSL Technology Cooperative Development Agreement directly from GTI prior to start of design, manufacture, or distribution of DSL PRODUCT by Westell Customer.

        (b) If GTI has a GlobeSpan DSL Technology Cooperative Development Agreement in effect with Westell Customer prior to Company license agreement with Westell Customer, no additional agreements between GTI and Westell Customer are required for Company to license Company DSL PRODUCT Technology And Design to Westell Customer.

        (c) If GTI does not have a GlobeSpan DSL Technology Cooperative Development Agreement in effect with Westell Customer prior to Company license agreement with Westell Customer, GTI, at Company's request, will cooperate with Company in completing a GlobeSpan DSL Technology Cooperative Development Agreement directly with Westell Customer prior to start of design, manufacture, or distribution of DSL PRODUCT by Westell Customer.

  1.6.1     GlobeSpan DSL Technology Cooperative Development Agreement Fee:
            Company or Westell Customer, at Company's option, will pay GTI a one time license fee for the GlobeSpan DSL platform(s) specified in new or revised GlobeSpan DSL Technology Cooperative Development Agreement with Westell Customer.

        The one time license fee will be per the standard fee applicable at the time the agreement is executed. The current fees are as follows:
        [<F*>] for the first DSL platform, [<F*>] for each additional platform. The above fees are for a single design center. The fee for each additional design center is [<F*>] per DSL platform.

  1.6.2     Restricted Use of GlobeSpan DSL Technology Cooperative Development:
            GTI reserves the right to not enter into a GlobeSpan DSL Technology Cooperative Development, in cooperation with Company as part of this Agreement, with any company in South Korea; or with any company that designs, manufactures, or markets DSL transceiver chip sets which compete with GTI's GlobeSpan DSL technology.

  1.6.3 Technical Support: Technical support to Westell Customer will optionally be the responsibility of Westell or GTI as defined in the GlobeSpan DSL Technology Cooperative Development Agreement with Westell Customer. If Westell requires GTI technical support for Westell Customer's DSL PRODUCT, support at GTI's facilities will be at a rate of [<F*>] per day.

  1.6.4     GTI Relationship With Westell Customer:

        (a) If GTI has a GlobeSpan DSL Technology Cooperative Development Agreement in effect with Westell Customer prior to Company licensing agreement with Westell Customer, GTI will continue normal marketing and support activities with Westell Customer, unless GTI and Westell Customer mutually agree in writing to a specific marketing and support plan.

        (b) If GTI does not have a GlobeSpan DSL Technology Cooperative Development Agreement in effect with Westell Customer prior to Company licensing agreement with Westell Customer, and if requested in writing by Company, GTI thereafter agrees that it will not independently solicit, or contact for the purpose of soliciting, Westell Customer without approval by or the request to do so by Company (which approval shall not be unreasonably withheld), so long as Company is not in default of its Agreement with GTI. Company agrees to make its best effort to promote GlobeSpan technology with Westell Customer and to keep Westell Customer fully informed on the state of the technology performance and advancements as so communicated to Company by GTI.

  1.6.5 Public Release of Westell Customer Name: GTI has the right to publicly announce and distribute the company name of Westell Customer as a licensee of GTI's GlobeSpan DSL technology as defined in the GlobeSpan DSL Technology Cooperative Development Agreement with Westell Customer.

  2. Technical Information Delivery. TECHNICAL INFORMATION in Exhibit A will be supplied upon request by Company. GTI will make its best effort to deliver currently available TECHNICAL INFORMATION within 10 days and follow-on TECHNICAL INFORMATION per the scheduled target availability dates shown in Exhibit A.

  3. Technical Support: GTI shall, at no cost to Company, provide Company with development support to assist in the debug and implementation testing of the PRODUCTs at GTI's facility if the support is necessary due to GTI's design or documentation deficiencies. However, if the support is necessary due to any other reasons, the cost will be [<F*>] per day. Telephone, facsimile and e-mail support are included at no additional cost. Technical support included in this Agreement is available to one design center per Transceiver platform. Technical support for any additional design centers must be negotiated. Company shall not provide the TECHNICAL INFORMATION to design centers outside Company other than to its subcontractors without prior written consent of GTI.

[FN]
<F*> CONFIDENTIAL TREATMENT REQUESTED - MATERIAL OMITTED HAS BEEN FILED
     SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

  4. Confidentiality: As used in this Agreement, "Confidential Information" means this Agreement and any information which is relating to GTI's or Company's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how, and which is (i) furnished to the recipient party in intangible form and designated in writing as "Proprietary" or "Confidential" whether in written or in machine readable form, or (ii) disclosed orally or visually to the recipient party, but only to the extent designated by the disclosing party in a writing as "Proprietary" or "Confidential" within fifteen (15) days of such oral or visual disclosure. Such information is Confidential Information whether acquired or developed by GTI or Company during their performance under this Agreement, obtained from their employees or otherwise learned. Except as expressly authorized by the other party or by this Agreement, neither shall directly nor indirectly divulge to any person or entity or use the other party's Confidential Information. Company agrees that it will not, during the term of this Agreement, without GTI's prior written consent, knowingly use the TECHNICAL INFORMATION, or Confidential Information provided by GTI for the development of competing technology or transceiver chip sets or for any reason other than specified in this Agreement.

  4.1 Exceptions: The foregoing restrictions will not apply to information that:

        (a) is known to the non-disclosing Party at the time of disclosure to such party by the other party,

        (b) has become publicly known through no wrongful act of such non-disclosing party,

        (c) has been rightfully received from a third party without restriction,

        (d) has been developed by the non-disclosing party independently without use of the other party's Confidential Information, or

        (e) has been approved for release by written authorization of GTI or Company, as applicable.

  5. Term: This Agreement will commence on the Effective Date and will continue until December 31, 2002 unless earlier terminated as provided in this Agreement.

  6.    TERMINATION:

  6.1 Termination for Cause by Either Party: Either party will have the right to terminate this Agreement at any time if:

        (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement other than those contained in Section 4 and fails to cure that breach within thirty (30) days after receiving notice of that breach and the other party's intention to terminate or if such breach cannot reasonably be cured within such 30-day period, the breaching party has not within such 30-day period diligently pursued a cure and then cured the breach in any event within one hundred twenty (120) days after receiving such notice;

        (b) The other party is in material breach of any warranty, term, condition or covenant of Section 4;

        (c) Company begins commercial distribution of any DSL transceiver chip set, which is not distributed as part of Company's DSL products, that competes with the GlobeSpan TRANSCEIVER TECHNOLOGY as specified in Section 1 of this Agreement;

        (d) The other party (i) becomes insolvent; (ii) fails to pay its debts or is subject to its obligations in the ordinary course of business as they mature; or (iii) admits in writing its insolvency or inability to pay its debts or perform any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors; provided that if such proceeding is commenced involuntarily it has not been dismissed, bonded or stayed within sixty (60) days after it begins.

        Termination will become effective under Section 6.1(a) automatically upon expiration of the cure period in the absence of a cure, and under Sections 6.1(b) and (c) immediately upon the non-terminating party's receipt of a notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

  6.2 Effect of Termination: Upon any termination of this Agreement, each party immediately will deliver to the other party all TECHNICAL INFORMATION and Confidential Information of the other party in its possession and will destroy all documents or electronic media which contains the Confidential Information of the other Party; provided, however, that Company shall be allowed to retain sufficient copies of such materials containing GTI Confidential Information as are reasonably required to allow Company, to complete work-in-process for PRODUCT and to support PRODUCT that has already been sold as of the date of termination of this Agreement or that will be sold as the work-in-process is completed. Work in process is defined as fulfillment of any Purchase Order for VLSI and development of PRODUCT which utilizes that VLSI. Also upon termination of this Agreement, each Party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination of this Agreement will not relieve Company or GTI of their obligations under Sections 4 and 6 hereof or any purchase order, nor will any such termination relieve Company or GTI from any liability arising from any breach of this Agreement. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party.

        (a) Survival of Company's and GTI's Obligations: Any termination by GTI pursuant to Section 6.1 of the Agreement shall not affect Company's rights and obligations with respect to any article made or in the process of being made with the use of any of the TECHNICAL INFORMATION prior to such termination. In the event of such termination, GTI shall have no obligation to make any refund; subject, however, to GTI's ongoing obligations pursuant to Section
            18.4. Company's obligations under Section 1.3(b) hereof and Company's and GTI's obligations under Section 4, 11, & 16 of the Agreement shall survive and continue after any termination of rights under the Agreement.

  7. Exclusivity: Company expressly agrees that it will not, during the term of this Agreement, without GTI's prior written consent, knowingly manufacture, a CAP based product, either for its own account or for any third Party, or assist any third Party in doing so without the technology or the GlobeSpan DSL transceiver chip set specified in
        Section 1 of this Agreement.

        If and when there will be potentially competing technologies, GTI shall not unreasonably withhold from Company the opportunity to use alternative CAP technologies provided that:

        (1) Company provides GTI with written notice within 90 days of its intended introduction of products using alternate CAP technologies.

        (2) Mutually agreed upon steps are taken to insure that there is no market confusion regarding which products use the GlobeSpan Transceiver technology.

  7.1 Notification of Events Impacting Forecast: Company agrees to notify GTI 90 days prior, or as soon as known and allowed by law if less than 90 days, to any pending announcements which might impact the forecast per
        Section 1.6(c).

  8. Relief from Obligations: Except for the requirement to make any payments hereunder, neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, strikes, shortages of material or supplies or any other cause beyond the reasonable control of such party ("Force Majeure"), provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses good faith efforts to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

  9. Advertising and Trademarks: Except as specified below, without the prior written consent of the other party, neither party may use any trademarks, service marks, trade names, logos or other commercial or product designations of the other party, including, but not limited to, in connection with any press releases, promotions, advertisements or exhibitions. GTI and Company may make press releases or other announcements relating to this Agreement and the transactions which are the subject of this Agreement with the prior written approval of the other party.

  9.1 Advertising and Other Promotion: Company agrees that the GlobeSpan trademark name and logo will be included in all data sheets and marketing collateral material which describes and/or references the PRODUCT or the GlobeSpan DSL transmission technology used in connection with Company's PRODUCT. Company agrees that it will display the GlobeSpan trademark only in such form or manner as will be specifically approved by GTI. GTI must supply Company with the GlobeSpan Trademark and is responsible for updating the information as appropriate. Company will cause to appear on all materials or documentation with which the GlobeSpan trademark is used, such legends, markings and notices as GTI may request in order to give appropriate notice of any trademark rights therein. Company agrees to reference the use of GTI's GlobeSpan TRANSCEIVER TECHNOLOGY in all press releases and formal media communications which are related to GlobeSpan TRANSCEIVER TECHNOLOGY based products.

        (a) Public Announcement of Company GlobeSpan License Agreement:
            Company grants GTI permission to publicly list it as a Licensee of GlobeSpan xDSL technology and to distribute its name to other GTI GlobeSpan licensees and prospective customers. With written approval by Company, Company also grants GTI permission to make either a joint or independent public announcement regarding the GlobeSpan licensing agreement between GTI and Company.

  10. Assignment: The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors; provided that, except as provided elsewhere in this paragraph, neither party may assign or delegate its obligations under this Agreement, either in whole or in part, without the prior written consent of the other party. Except for any assignment by GTI to its parent or any affiliate or successor or successors thereof, or GTI, or any assignment by Company to its current parent or any current affiliate thereof, any attempted assignment or delegation without consent will be void. In addition, GTI has the right to assign this Agreement to any purchaser, or successor, in whole or in part of its business. Provided Company has given GTI written notice of its intent to assign to a specific assignee and has either received written approval thereof or no response to such request within ten (10) days of GTI's receipt thereof Company shall have the right to assign this Agreement to any purchaser, or successor, in whole or in part of its business.

  11. Export: Each party shall comply with any applicable, United States export control laws and regulations applicable to the export of the PRODUCTs, components, specifications or any written or oral information related thereto, TECHNICAL INFORMATION, Confidential Information, and technology, and shall obtain any permits and licenses required for the export or disclosure of controlled products, information and/or technology.

  12. Notices: All notices, reports, requests, acceptances and other communications required or permitted under this Agreement will be in writing. They will be deemed given:

        (a) when delivered personally,

        (b) when sent by confirmed fax or telex,

        (c) five days after having been sent by commercial overnight courier with written verification of receipt, or

        (d) two weeks after having been sent by registered or certified airmail, return receipt requested, postage prepaid, or upon actual receipt thereof, whichever first occurs.

  All communications will be sent to the receiving Party's address as set forth below or to such other address that the receiving Party may have provided for purpose of notice as provided in this Section.

  To GlobeSpan Technologies Inc.

  GlobeSpan Technologies Inc.
  200 Laurel Avenue
  Middletown, NJ  07748
  Attn:  President

  Also send copy of all communications (which go to GlobeSpan Technologies Inc.) to:

  Jim L. Slattery, Esq.
  PO Box 2826
  Largo, FL  33779

  To Company:

  Westell Technologies, Inc.
  101 Kendall Point Drive
  Oswego, Illinois  60543
  Attn:   Bob Lambert, VP Procurement

  13. Governing Law: This Agreement shall in all respects be governed by and construed under the laws of the State of Florida without regard to its conflict of laws provisions.

  14. Arbitration: Except for a breach of the provisions of Section 4 which may be addressed pursuant to Section 16, all disputes between the parties arising out of or relating to this Agreement or the breach or alleged breach hereof, shall be submitted to binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall bear its own expenses; the parties will mutually share the AAA administrative fees and the arbitrator's expenses. A single arbitrator shall be selected by the parties in accordance with the AAA selection rules. The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement. The arbitration shall be conducted in English, in Florida, or in some other location that is mutually agreed to by the parties.
        The arbitrator shall have no authority to modify the GlobeSpan VLSI chip prices, change the provisions of Section 1.1 or to grant injunctive relief. The award of the arbitrator shall be in writing, shall state the reasons for the award and shall explain the breakout of any damages awarded. Judgment upon an award may be entered in any court having competent jurisdiction. The Federal Arbitration Act 9 U.S.C. sectionsectionl-14, shall govern the interpretation and enforcement of this Section. The parties shall be entitled to conduct reasonable discovery pursuant to the Federal Rules of Civil Procedure.

        (a) Confidentiality: All transcripts, documents, things and other information produced and the testimony given in or attendant to the arbitration proceeding(s) shall be used only for purposes of the arbitration proceeding(s).

        (b) Return of Materials: Within 30 days after entry of a judgment of confirmation, or within 120 days after issuance of the arbitrator's award where judicial confirmation is not sought, each party and the arbitrator, at the election of the party furnishing the same shall destroy or return all documents, transcripts or other things, and any copies thereof as well as all summaries or other materials containing or disclosing information contained in, or directly related to, such documents, transcripts or things. Each party and the arbitrator shall so certify. Notwithstanding the above, each party's attorneys may retain a complete pleading file, subject to the confidentiality provisions of this Agreement.

        (c) Time Extensions: The parties may expend any period of time by mutual agreement. The arbitrator may extend any period of time for good cause, except for the issuance of the decision.

        (d) Attorneys' Fees: If an arbitration action is commenced for breach of this Agreement, the prevailing party shall be entitled to its attorneys' fees and costs.

  15. Amendments, Modifications and Waivers: No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement will be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. No single waiver will constitute a continuing or subsequent waiver. No waiver, modification or amendment of any provision of this Agreement will be effective unless it is in writing and signed by the parties, but it need not be supported by consideration.

  16. Equitable Relief: Because each party will have access to and become acquainted with confidential and proprietary information of the other, the unauthorized use of disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, each party agrees that the other party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that it may have for breach of this Agreement.

  17. DISCLAIMER: EXCEPT AS SPECIFIED IN SECTION 17.1 AND 17.2, NEITHER GTI NOR ITS PARENT OR ANY AFFILIATE THEREOF MAKES ANY REPRESENTATION OR WARRANTIES, EXPRESSLY OR IMPLIED, BY WAY OF EXAMPLE BUT NOT OF LIMITATION, MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT THE USE OF THE GLOBESPAN DSL TECHNOLOGY WILL NOT INFRINGE ANY PATENT OF ANY THIRD PARTY OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY. NEITHER GTI NOR ITS PARENT AND THEIR AFFILIATES SHALL BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY COMPANY OR ITS CUSTOMERS OR ANY OTHER THIRD PARTY ON ACCOUNT OF OR ARISING FROM THE USE OF GLOBESPAN TECHNOLOGY.

  17.1 GTI REPRESENTS THAT AS OF THE DATE OF THIS AGREEMENT, IT HAS NO KNOWLEDGE OF CAUSES OF ACTION AGAINST IT ALLEGING THAT THE USE BY GTI OF THE GLOBESPAN DSL TECHNOLOGY INFRINGES ANY PATENT RIGHTS OF A THIRD PARTY.

  17.2 Indemnification: The following terms apply to any infringement, or claim of infringement, of any U.S. or Canadian patent, trademark, copyright, trade secret, or other proprietary interest issued prior to the date of this Agreement based on the GlobeSpan TRANSCEIVER TECHNOLOGY as furnished by GTI to Company under this Agreement. GTI shall indemnify Company and its customers for any loss, damage, expense, or liability that may result by reason of any such infringement or claim, except where such infringement or claim arises solely from the technology contributed by Company in the design, fabrication or manufacture of PRODUCT in which case Company shall so indemnify GTI.
        GTI makes no claim as to any patents, trademarks, copyright, trade secret or other proprietary interest other than U.S. or Canadian in which case Company shall defend or settle any infringement or claim of infringement at its own expense. Each party shall notify the other promptly of any claim of infringement or which the other is responsible, and shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

  18.   DSL PLATFORM LICENSE, VLSI PROCUREMENT, AND TERMS:

  18.1 GlobeSpan DSL Transceiver Platform License(s) Granted to Company: This Agreement grants Company the use of the following Phase 3 GlobeSpan DSL transceiver platforms and transceiver configuration options:

        4 Wire HDSL (options for:  T1, El)
        2 Wire SDSL (options for: 160Kbps, 384Kbps, E1 EC (echo cancellation)) 2 Wire ADSL (options for: T1/64K, E1/64K, 6M/64K, 7M/640K)
        2 Wire RADSL (options for:  640K to 7M/128K to 1M)

  18.1.1 GlobeSpan DSL Transceiver Platform License Fee and Terms: No upfront license fee is due for the rights granted in this Agreement.

  18.2 GlobeSpan DSL Transceiver VLSI Procurement: GlobeSpan Phase 3 VLSI suppliers are identified in the DESIGN GUIDE Bill Of Materials. VLSI prices, procurement terms and conditions are defined by the VLSI suppliers. Where GTI is the VLSI supplier, prices, terms, and conditions are defined in the GTI document "GlobeSpan VLSI Procurement" outside of this Agreement.

        (a) Company will receive the benefit of the amount of any general reduction in the pricing for all of its licensees for the VLSI, of the like quantity and like terms and conditions that may be made by GTI during the period of this Agreement.

        (b) Company agrees not to sell its GlobeSpan Technology based products at prices and terms and conditions less fair than those for which it sells its comparable DMT based products.

        (c) Company will receive a [<F*>] price reduction per chip set on orders placed under this new Agreement for the first X=58,027 chip sets. This number of chip sets is (231,500 - (Y=14,355 chip sets)x4)/3.

        (d) The pricing of chip sets in the "GlobeSpan Procurement" document is hereby modified as follows: When Company makes the first volume order for chip sets, the quantity is increased by 25,000 chip sets for the purpose of establishing the chip set price (prior to applying the [<F*>] price reduction) for this first order.

  18.2.1 RTU Fees Due Under Previous DSL Agreement: Payment of RTU fees for Y=14,355 Phase 3 chip sets ordered but not yet sold under the previous DSL Agreement, including Exhibits A through H, with Company dated December 18, 1992, is due in full on or before the Invoice due date of the first VLSI chip sets ordered from GTI under the "effective date" of this new Agreement per the following terms:

        (1) RTU fees for 4Q96 DSL unit shipments will be estimated by Company and this estimate provided to GTI by December 16, 1996. GTI will invoice Company at an RTU fee of [<F*>] per unit, payable by wire transfer by December 31, 1996.

        (2) RTU fees for the remaining chip set quantity will be paid on a quarterly period based on actual DSL unit shipments at a rate of [<F*>] per unit per the previous Agreement until paid in full, or payment is due in full on the VLSI invoice due date of the first VLSI chip sets ordered from GTI under this new Agreement, whichever occurs first. Should payment of RTU fees not be received in full by the VLSI invoice due date, subsequent chip set orders will not be accepted from Company.

[FN]
<F*> CONFIDENTIAL TREATMENT REQUESTED - MATERIAL OMITTED HAS BEEN FILED
     SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

  18.2.2 Use of Chip Sets in Specified Transceiver Configuration: Under this Agreement, Company shall not use transceiver chip sets ordered for one type of DSL PRODUCT in a different type of DSL PRODUCT without notifying GTI in writing of the change in use and quantity of chip sets used. Company will notify GTI of change of use within 30 days after Company makes use change. Upon receiving written notification, GTI will notify Company of any price adjustments within ten (10) working days.

  18.3 Overdue Payments to GTI: Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percent (3%) over the prime rate (as posted in the Wall Street Journal) on a daily basis during the delinquency period. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

  18.4 Taxes: Company shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this agreement, including taxes which Company is required to withhold or deduct from payments to GTI, except (1) net income taxes imposed upon GTI by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (2) net income taxes imposed upon GTI by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of GTI or any of its affiliates. In order for the exception in (2) to be effective, Company must furnish GTI any evidence required by the United States taxing authorities to establish that such taxes have been paid.

  19.   ENTIRE AGREEMENT:

  19.1 Agreement Prevails: The terms and conditions of the Agreement shall prevail in the event of any conflicting terms or legends which may appear on the TECHNICAL INFORMATION or any purchase order or other document used by Company to carry out the terms of this Agreement.

  19.2 This is the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements, proposals, or understandings between the parties, whether oral or in writing, with respect to the licensing of GlobeSpan TRANSCEIVER TECHNOLOGY.

  19.3 Nothing Construed: Except as specified in the Agreements nothing in this Agreement or in the TECHNICAL INFORMATION shall be construed as:

        (a) an additional obligation upon GTI to furnish any person, including Company, any assistance of any kind whatsoever, or any information other than the TECHNICAL INFORMATION, or to revise, supplement or elaborate upon the TECHNICAL INFORMATION; or

        (b) providing or implying any arrangement or understanding that GTI or its affiliates will make any purchase, lease, examination or test or give any approval.

  20. Non-Solicitation: Unless otherwise mutually agreed to by the Parties, each agrees not to hire or to solicit the employment of any personnel, including contractors, of the other Party or its affiliate directly or indirectly associated with the development or marketing of the TECHNICAL INFORMATION, or the PRODUCT, or DSL products covered under this Agreement during the term of this Agreement and for a period of twelve
        (12) consecutive months thereafter.

  DEFINITIONS:

  Any term in capital letters used in the Agreement shall have the meaning specified below:

  DESIGN GUIDE means the material provided as TECHNICAL INFORMATION including but not limited to the following: GlobeSpan Transceiver Specifications, Transceiver Power Requirements and Considerations, Transceiver Circuit Schematics, Transceiver Bill Of Materials, Transceiver Layout Guide, Transceiver Controller Interface Guide, Transceiver or CAD Design Files, Transceiver Debugging Guide, and Transceiver DSL Operating Firmware.

  GLOBESPAN TRANSCEIVER TECHNOLOGY means the GlobeSpan Technologies Inc. implementation of DSL CAP transceivers utilizing the Phase 3 transceiver architecture design and the STARLET and SLADE VLSI chip sets.

  GLOBESPANTM is a trademark of GlobeSpan Technologies, Inc.

  PRODUCT means a DSL (Digital Subscriber Line) product which incorporates GlobeSpan TRANSCEIVER TECHNOLOGY.

  MANUFACTURED PRODUCT means a DSL (Digital Subscriber Line) product incorporating GTI's GlobeSpan DSL 2 Wire or 4 Wire transceiver platforms not used for development or demonstration purposes.

  PURCHASED means Company has placed a purchase order for Starlet and Slide VLSI transceiver chip sets and the chip sets have been shipped to Company for the manufacture of 2 Wire and/or 4 Wire PRODUCT.

  SIMILAR TECHNOLOGY includes, any technology that is or could be utilized in an implementation to support DSL applications. Examples of SIMILAR TECHNOLOGY includes, but is not limited to DMT, QAM and 2B1Q.

  SUBSIDIARY of a company means a corporation or other legal entity (1) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly, or (2) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

  TECHNICAL INFORMATION means certain informative material, software and firmware (including all of the copies derived from material furnished hereunder) relating to GTI GlobeSpan DSL transceiver and framer technology and the term also means the information available from said material. Specific technical material includes, but is not limited to the following:
  GlobeSpan Transceiver Specifications, Transceiver Power Requirements and Considerations, Transceiver Circuit Schematics, Transceiver Bill Of Materials, Transceiver Layout Guide, Transceiver Controller Interface Guide, Transceiver or CAD Design Files, Transceiver Debugging Guide, and Transceiver DSL Operating Firmware.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

  GlobeSpan Technologies, Inc.            Company


  By:  /s/                                By:  /s/ March H. Hafner
  Its:  President                         Its: Corporate Vice President,
                                               Business Development


                                     EXHIBIT A

             GlobeSpan DSL Transceiver Platform Scheduled Deliverables


  1.    ADSL, 1.5, 2 Mbps - 2 Wire

        Design Guide 4.0 - Currently Available
        Includes:
            ADSL Schematics
            Bill of Material
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements
            ADSL debug Guide and debug Firmware to verify transceiver operation on customer hardware platform
            Transceiver Performance Report
            Full Feature, Full Performance ADSL Firmware (Release 2) that supports T1 and E1 speeds.

        Design Guide Maintenance Update - Currently Available
        Includes:
            Updated Schematic and Bill of Material
            Firmware Enhancements

  2.    ADSL, 6 Mbps/64 Kbps - 2 wire

        Design Guide Release 4.1 - Currently Available
        Includes:
            Schematics with Framer
            Bill of Materials
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements
            Debug Guide
            Debug Firmware
            Transceiver Performance Report
            High performance firmware, Release 1.08.

  3.    ADSL, 7 Mbps with 640 Kbps Return Channel - 2 Wire

        Design Guide Release 3.0 -Currently Available

            ADSL Schematics
            Bill of Materials
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements
            Debug Guide
            Debug Firmware
            Transceiver Performance Report
            Final Full Performance Firmware

        Design Guide Update Scheduled for 11/22/96*
        Including warm-startup, power down mode and cascade Reed-Solomon.

  4.    SDSL 160 Kbps

        Design Guide 3.0 - Currently Available
        Includes:
            SDSL Schematics
            Bill of Material
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements
            Debug Guide
            Debug Firmware
            Transceiver Performance Report
            Final Full Performance Firmware

  5.    SDSL 384 Kbps

        Design Guide 3.0 - Currently Available
        Includes-.
            SDSL Schematics
            Bill of Material
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Debug Guide
            Debug Firmware
            Power Requirements
            Full Feature, Full Performance SDSL Firmware (Release 3) for 400
              Kbps
            Transceiver Performance Report
            Maintenance Release Firmware to support microinterruptions.

  6.    E1 SDSL - 2 Wire without POTS (single Pair E1 HDSL)

        Design Guide Release 3.0 - Currently Available
        Includes:
            Schematics
            Bill of Material
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements
            Transceiver Performance Report
            R1 Firmware, Full Performance

  7.    HDSL, 2 Mbps - 4 Wire

        Design Guide 6.1- Currently Available
        Includes:
            El HDSL Schematics (+-5V line driver supply)
            Bill of Material
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements
            HDSL debug Guide and debug Firmware to verify transceiver operation on customer hardware platform
            Transceiver Performance Report
            Full Feature, Full Performance El HDSL Firmware

  8.    HDSL, 1.5 Mbps - 4 Wire

        Design Guide 6.1 - Currently Available
        Includes:
            T1 HDSL Schematics (+-8V line driver supply)
            Bill of Material
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements
            HDSL debug Guide and debug Firmware to verify transceiver operation on customer hardware platform
            Transceiver Performance Report
            Full Feature, Full Performance T1 HDSL Firmware

        Design Guide Maintenance Update scheduled for 11/15/96
        Includes:
            Updated schematic with +-5V supply voltage

  9.a   RADSL I, - 2 Wire

        Design Guide 2.1 - Available Now
            Preliminary (R0) Firmware for 340 kBaud downstream and 136 kbaud upstream. Channel speeds set by the wrapper
            RADSL Schematics
            Bill of Material
            Debug Guide
            Debug Firmware
            Interface Control Guide
            Design Layout Guide
            Specification Sheet
            Power Requirements

        Design Guide 3.0 - November 20, 1996
            Updates to Design Guide 2.0
            Final (R1) Firmware for 340 kbaud downstream and 136 kbaud Upstream
                 Channel speeds set by the wrapper
            Transceiver Performance Report

        Design Guide 4.0 -December 23, 1996*
            Updates to Design Guide 3.0
            Preliminary (R2) Firmware for multiple downstream baud rates

        Design Guide 5.0 -January 28,1997*
            Updates to Design Guide 4.0
            Final (R3) Firmware for multiple downstream baud rates with speed selection (coordinated with the wrapper)

  9.b   RADSL II, (two Starlets at CP) - 2 Wire

        Design Guide 6.0 - January 10, 1997*
            Preliminary (R4) RADSL II Firmware

        Design Guide 7.0 - February 4,1997*
            Final (R5) RADSL II Firmware



        *GTI will make its best effort to meet these target data.



                                     EXHIBIT B

                        Lucent Technologies Inc Patent List


   Patent Number                        Title

   4,247,940       Equalizer for complex data signals
   4,304,962       Data Scrambler
   4,464,545       Echo Canceller
   4,483,012       Differentially convolutional channel coding
                   with expanded set of signalling
   4,651,320       Inband Coding of Secondary Data
   4,682,358       Echo Canceller
   4,788,694       Trellis coding with substrates
   4,924,492       Method and apparatus for wideband transmission
                   of digital signals between, for example, a
                   telephone central office and customer premises
   4,995,057       Technique for Achieving the Theoretical Coding
                   Gain of Digital Signals incorporating Error
                   Correction
   5,052,000       Technique for improving the operation of
                   decision feedback equalizers in communications
                   systems utilizing error correction
   5,056,117       Decision feedback equalization with trellis
                   coding
   5,442,626       Digital Communications System with Symbol
                   Multiplexers
   RE 31253        Echo cancellation in two-wire, two way data
                   transmission systems
   5,488,633       Intersymbol Interference Channel Coding Scheme
   5,483,551       Crosstalk Suppression Technique
   5,521,949       Synchronization Scheme for Digital
                   Communications Systems Transporting Data at a
                   Customer Controlled Rate
   5,528,686       Transformerless Hybrid Circuit having Direct
                   Powered Line-Side Amplifiers
   08/215562       Signal Constellation Time Division Multiplexing
   4,800,573       Equalization Arrangement
   5,214,656       Multiplexed Code Modulation
   5,371,762       Technology using Signal Storing Devices
   5,406,586       Signal Correlation Technique
   08/322878       Hybrid Equalizer Arrangement for DEI
   08/547584       Signal Constellation TDM Arrangement